SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           October 15, 2004
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------

            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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TABLE OF CONTENTS

Item 7.01.  Regulation FD


On October 15, 2004, Weyerhaeuser Company issued a press release stating the following:

Weyerhaeuser Names Ernesta Ballard, SVP - Corporate Affairs

FEDERAL WAY, Wash. - Weyerhaeuser Company (NYSE: WY) today announced that Ernesta Ballard, 58, has been named senior vice president - Corporate Affairs effective Oct. 25.

Ballard will report directly to Steven R. Rogel, chairman, president and chief executive officer and be a member of the company's senior management team. In her new role, Ballard will lead the functions of corporate communications, corporate philanthropy, government affairs and environment, health and safety.

"As a company whose license to operate depends upon the will of the public, the leader of our Corporate Affairs function is critical to our success," Rogel said. "Ernesta has a deep understanding of environmental issues, regulatory processes and the role of communications that makes her an ideal person to lead this important function. Her broad and varied management experience, combined with her reputation as an implementer, makes Ernesta a strong addition to our senior management team."

Ballard currently serves in the cabinet of the governor of the State of Alaska as commissioner, Department of Environmental Conservation, a position she has held since 2002. Prior to joining the governor's cabinet, Ballard had a consulting practice specializing in regulatory strategy with an emphasis on integrated management systems for protection of the environment, health and safety.

Ballard was appointed in 1997 by President Clinton to serve on the Board of Governors of the United States Postal Service where she chaired the Audit Committee. From 1983-86, Ballard was the regional administrator of Region 10 of the U.S. Environmental Protection Agency.

Ballard served for many years on the boards of the University of Washington Medical Center and the Ketchikan General Hospital. She was a founding member and currently serves as chairman of LifeCenter Northwest, the organ procurement organization for Washington, Montana and Alaska. She is a past board member and officer of the Alaska Forest Association and a founding member of the Ketchikan Humane Society.

Ballard holds a bachelor of arts from the University of Pennsylvania, attended Oxford University on a Thouron Scholarship and received a master's degree in business administration from Harvard University.

Ballard replaces Mack L. Hogans who previously announced his plans to retire after 25 years at Weyerhaeuser. During his career, Hogans held numerous positions in the Wood Products business and Government Affairs. He was responsible for leading the integration of MacMillan Bloedel into Weyerhaeuser and establishing the company's entry into an electronic commerce joint venture.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2003, sales were $19.9 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							WEYERHAEUSER COMPANY

                          By              /s/ Steven J. Hillyard
	                    Its:	      Vice President and
                                          Chief Accounting Officer

Date:  October 18, 2004

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